Consent of Independent Auditors

The Board of Directors
CapSource Financial, Inc.

We consent to the use of our report dated May 16, 2001 included herein and to the reference to our firm under the heading "Experts" in the registration statement of Village II
Acquisition Corporation on Form SB-2.

/s/KPMG LLP
Boulder, Colorado
November 15, 2001